UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 14, 2011

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33888	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 McKinney Pkwy
Lillington, NC 27546
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (910) 514-9701

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See  General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 14, 2011, American Defense Systems, Inc. (the “Company”) received notice from NYSE Amex LLC (the “Exchange”) that the staff of the Exchange had determined that the Company has not made progress consistent with its previously announced Plan of Compliance (the “Plan”) and, accordingly the Exchange deems it appropriate to initiate delisting proceedings with regard to the Company’s common stock (the “Determination”).  In accordance with Section 1203 and 1202(b) of the Company Guide, the Company has a limited right to appeal the Determination.  The Company intends to appeal the determination on or before September 21, 2011.  The Company intends to appeal the determination on or before September 21, 2011 and request a hearing before a committee of the Exchange.  There can be no assurance that the Company’s request for continued listing will be granted.

As previously disclosed in prior filings by the Company with the Securities and Exchange Commission, (the “SEC”), on May 16, 2011, the Company received notice from the staff of the NYSE Amex LLC (the “Exchange”) that, based on their review of the Company’s Form 10-K for the period ended December 31, 2010, the Company is not in compliance with certain of the Exchange’s continued listing standards as set forth in Part 10 of the Exchange’s Company Guide.  Specifically, the Exchange noted that the Company is not in compliance with (a) Section 1003(a)(i) of the Company Guide because it reported stockholders’ equity of less than $2,000,000 as of December 31, 2010 and losses from continuing operations and net losses in two of its three most recent fiscal years ended December 31, 2010, (b) Section 1003(a)(ii) of the Company Guide because it reported stockholders’ equity of less than $4,000,000 as of December 31, 2010 and losses from continuing operations and net losses in three of its four most recent fiscal years ended December 31, 2010 and (c) Section 1003(a)(iv) of the Company Guide because the Company has sustained losses which are so substantial in relation to the Company’s overall operations or the Company’s existing financial resources, or the Company’s financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

The Company’s common stock continues to trade on the Exchange under the symbol “EAG,” however, the Exchange has advised the Company that the Exchange is utilizing the financial status indicator fields in the Consolidated Tape Association’s Consolidated Tape System and Consolidated Quote Systems Low Speed and High Speed Tapes to identify companies that are in noncompliance with the Exchange’s continued listing standards. Accordingly, the Company will become subject to the trading symbol extension “.BC” to denote its noncompliance.  While the Company intends to appeal the determination, if the Company elects not to appeal the Determination by September 21, 2011, the Determination will become final and the Exchange will suspend trading in the Company’s securities and file an application with the SEC to strike the Company’s common stock from listing and registration on the Exchange in accordance with Section 12 of the Securities Exchange Act of 1934 and the rules promulgated thereunder.

On September 20, 2011, the Company issued a press release disclosing the foregoing. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 8.01	Other Events.

On September 20, 2011, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated September 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2011

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorsky
Gary Sidorsky, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated September 20, 2011*

*
This information is not deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements under the Securities Act of 1933, as amended.